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As filed with the Securities and Exchange Commission on December 13, 2001

Registration No. 333-70912

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
ON
FORM S-8
TO FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE TITAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

95-2588754
(IRS employer identification number)

The Titan Corporation
3033 Science Park Road
San Diego, California 92121-1199
(858) 552-9500
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

BTG, Inc. 1995 Employee Stock Option Plan, as amended
(Full Title of the Plan)

Nicholas J. Costanza, Esq.
General Counsel
The Titan Corporation
3033 Science Park Road
San Diego, California 92121-1199
(858) 552-9500
(Name, address and telephone number of Agent for Service)

Copy to:
James E. Showen, Esq.
Kevin L. Vold, Esq.
Hogan & Hartson L.L.P.
Columbia Square
555 Thirteenth Street, N.W.
Washington, D.C. 20004-1109

    The Titan Corporation, a Delaware corporation (the "Registrant") filed a Registration Statement on Form S-4 (File Number 333-70912) with the Securities and Exchange Commission (the "Commission") on October 3, 2001, as amended by Pre-Effective Amendment No. 1 thereto filed with the Commission on October 25, 2001, pursuant to which it registered the offer and sale of shares of common stock, par value $0.01 per share, of the Registrant (the "Common Stock") in connection with its proposed acquisition by merger of BTG, Inc., a Virginia corporation ("BTG"). The closing of the BTG acquisition occurred on November 27, 2001. Pursuant to this Post-Effective Amendment on Form S-8, the Registrant registers on such form 734,160 previously registered shares for issuance upon exercise of stock options outstanding as of the date hereof under the BTG, Inc. 1995 Employee Stock Option Plan, as amended (the "Plan"), as assumed by the Registrant in its acquisition of BTG. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    The documents containing the information specified in Part I will be sent or given to employees participating in the Plan, as specified by Rule 428(b)(1) promulgated under the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

    The Registrant hereby incorporates by reference into this registration statement the following documents filed by it with the Commission:

  •
  the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, which was filed on April 2, 2001, and its amendment to its Form 10-K, which was filed on April 4, 2001, including information incorporated by reference in the Form 10-K from the Registrant's definitive proxy statement for the 2001 annual meeting of stockholders, which was filed on April 6, 2001;

  •
  the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, which was filed on May 15, 2001;

  •
  the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, which was filed on August 14, 2001, as amended by its Form 10-Q/A, which was filed on September 7, 2001;

  •
  The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, which was filed on November 13, 2001;

  •
  the Registrant's Current Report on Form 8-K, which was filed on August 17, 2001, as amended by its Forms 8-K/A, which were filed on September 28, 2001 and October 18, 2001;

  •
  the Registrant's Current Report on Form 8-K, which was filed on September 24, 2001;

  •
  the Registrant's Current Report on Form 8-K, which was filed on October 25, 2001;

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  •
  the Registrant's Current Report on Form 8-K, which was filed on December 12, 2001;

  •
  the description of the Registrant's common stock contained in the Registrant's registration statement on Form 8-B filed June 16, 1969, including any amendments or reports filed for the purpose of updating such description; and

  •
  the description of the Registrant's preferred stock purchase rights contained in the Registrant's registration statement on Form 8-A12B filed on August 24, 1995, including any amendments or reports filed for the purpose of updating such description.

    In addition, all documents and reports filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

    Not applicable. (The Registrant's common stock is registered with the Commission under Section 12 of the Exchange Act.)

Item 5. Interests of Named Experts and Counsel.

    Not applicable.

Item 6. Indemnification of Directors and Officers.

    The Registrant is a Delaware corporation, subject to the provisions of Delaware corporate law. Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement of such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interest, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorney's fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation.

    The certificate of incorporation of the Registrant contains a provision to limit the personal liability of the directors of the Registrant for violations of their fiduciary duty, except to the extent such limitation of liability is prohibited by the Delaware Law. This provision eliminates each director's liability to the Registrant or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good

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faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The Bylaws of the Registrant provide that the Registrant will indemnify directors and officers to the fullest extent permitted by law. The effect of these provisions is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

    In addition, the Registrant has entered into indemnity agreements with its executive officers and directors whereby the Registrant obligates itself to indemnify such officers and directors from any amounts which the officer or director becomes obligated to pay because of any claim made against such officer or director arising out of any act or omission committed while such officer or director is acting in the capacity of an officer or director of the Registrant. The Registrant maintains directors and officers liability insurance coverage that insures its officers and directors against certain losses that may arise out of their positions with the Registrant and insures the Registrant for liabilities it may incur to indemnify its officers and directors.

Item 7. Exemption from Registration Claimed.

    Not applicable.

Item 8. Exhibits.

Exhibit No.	Exhibit
4.1	Rights Agreement, dated as of August 21, 1995, between The Titan Corporation and American Stock Transfer and Trust Company, which was Exhibit 1 to The Titan Corporation's Form 8-A12B/A filed August 25, 1995, is incorporated herein by this reference.
4.2
Letter Agreement, dated February 4, 1998, between The Titan Corporation and DBA Systems, Inc. regarding certain registration rights granted in connection with the acquisition of DBA, which was Exhibit 10.38 to The Titan Corporation's Registration Statement on Form S-4 (no. 333-45719), is incorporated herein by this reference.
5.1	Opinion of Hogan & Hartson L.L.P., counsel to the Registrant, regarding the validity of the common stock registered hereby.
23.1	Consent of Arthur Andersen LLP, independent public accountants.
23.2	Consent of Deloitte & Touche LLP, independent auditors, regarding the financial statements of BTG, Inc.
23.3	Consent of KPMG LLP, independent auditors, regarding the financial statements of BTG, Inc.
23.4	Consent of Deloitte & Touche LLP, independent auditors, regarding the financial statements of Datron Systems Incorporated.
23.5	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).
24.1	Power of Attorney (previously filed).

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Item 9. Undertakings.

    (a) The Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on this 11th day of December, 2001.

THE TITAN CORPORATION
By:	/s/ MARK W. SOPP Mark W. Sopp Senior Vice President and Chief Financial Officer (Principal Financial Officer)

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons as of December 11, 2001 in the capacities indicated.

Signature	Title

* Gene W. Ray	President, Chief Executive Officer and Chairman of the Board
* Mark W. Sopp	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
* Deanna Hom Petersen	Vice President, Corporate Controller (Principal Accounting Officer)
* Michael B. Alexander	Director
* Charles R. Allen	Director
* Joseph F. Caligiuri	Director

* Daniel J. Fink	Director
* Susan Golding	Director
* Robert M. Hainsee	Director
* Robert E. LaBlanc	Director
* Thomas G. Pownall	Director
* James E. Roth	Director
* Joseph R. Wright, Jr.	Director

*
Pursuant to Power of Attorney
By:	/s/ MARK W. SOPP
Mark W. Sopp Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Exhibit
4.1	Rights Agreement, dated as of August 21, 1995, between The Titan Corporation and American Stock Transfer and Trust Company, which was Exhibit 1 to The Titan Corporation's Form 8-A12B/A filed August 25, 1995, is incorporated herein by this reference.
4.2
Letter Agreement, dated February 4, 1998, between The Titan Corporation and DBA Systems, Inc. regarding certain registration rights granted in connection with the acquisition of DBA, which was Exhibit 10.38 to The Titan Corporation's Registration Statement on Form S-4 (no. 333-45719), is incorporated herein by this reference.
5.1	Opinion of Hogan & Hartson L.L.P., counsel to the Registrant, regarding the validity of the common stock registered hereby.
23.1	Consent of Arthur Andersen LLP, independent public accountants.
23.2	Consent of Deloitte & Touche LLP, independent auditors, regarding the financial statements of BTG, Inc.
23.3	Consent of KPMG LLP, independent auditors, regarding the financial statements of BTG, Inc.
23.4	Consent of Deloitte & Touche LLP, independent auditors, regarding the financial statements of Datron Systems Incorporated.
23.5	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).
24.1	Power of Attorney (previously filed).

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
EXHIBIT INDEX